Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1/A, of our report dated October 23, 2023, relating to the consolidated financial statements of Orangekloud Technology Inc., which is included in this Registration Statement on the Form F-1/A.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Simon & Edward, LLP

Rowland Heights, California

March 6, 2024